Exhibit 23.1

                           CONSENT TO USE OF REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the inclusion of our report dated April 28, 2000, except with respect to Note 17, as to which the date is July 2, 2000, in this Form 8-K/A.

URBACH KAHN & WERLIN LLP

New York, New York
February 1, 2001